Exhibit 2.1
EXECUTION COPY

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
By and among
ASHMORE ENERGY INTERNATIONAL
AND
THE INVESTORS IDENTIFIED HEREIN
Dated as of December 29, 2006

Exhibit 2.1
EXECUTION COPY

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
By and among
ASHMORE ENERGY INTERNATIONAL
AND
THE INVESTORS IDENTIFIED HEREIN
Dated as of December 29, 2006

TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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ASHMORE ENERGY INTERNATIONAL
AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
     AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 29, 2006, and entered into by and among Ashmore Energy International, a Cayman Islands exempted company, and the shareholders of the Company (defined below) listed on Appendix A hereto (together with any other Person who agrees to be bound by the terms of this Agreement (other than the Company), the “Investors”).
     WHEREAS, Ashmore Energy International Limited, a Cayman Islands exempted company (“AEI”) was the sole shareholder of Prisma Energy International Inc. (“Prisma”);
     WHEREAS, on the date hereof, AEI was amalgamated with and into Prisma (the “Amalgamation”), with Prisma being the surviving entity in the Amalgamation;
     WHEREAS, effective as of the date hereof, Prisma changed its name to Ashmore Energy International (the “Company”);
     WHEREAS, prior to the Amalgamation, AEI was a party to that certain Registration Rights Agreement, dated as of May 25, 2006 (the “Original Registration Rights Agreement”), by and among AEI and the shareholders of AEI party thereto;
     WHEREAS, upon confirmation of the Amalgamation, the Company as a matter of law assumed all of AEI’s obligations under the Original Registration Rights Agreement;
     WHEREAS, the Company and the Investors desire to amend and restate the Original Registration Rights Agreement in its entirety as hereinafter provided.
     NOW, THEREFORE, the parties hereby agree as follows:
     The parties hereby agree as follows:
     1. Requested Registrations.
     (a) Registration Requests. If the Company shall receive (i) at any time six months after the effective date of an initial Public Offering, a written request from the holders of 10% or more of the Registrable Securities then outstanding or (ii) provided a Public Offering has not previously occurred, at any time after May 25, 2009, a written request from holders of a majority of the outstanding Company Shares not owned (legally or beneficially) by the Ashmore Funds or Affiliates thereof, requesting that the Company file a registration statement under the Securities Act covering the registration of all or part of the Registrable Securities held by such Investor or Investors (each, an “Initiating Investor”) and specifying the number of Registrable Securities to be registered and the intended method and place of disposition thereof (provided that (i) in the case of a request for registration made pursuant to Section 1(a)(i), the anticipated aggregate offering price, before underwriting discounts and commissions, of the securities to be registered must exceed $75,000,000 and (ii) in the case of a request for registration made pursuant to Section 1(a)(ii), following the offering the Company Shares shall be listed on a Specified Exchange), then the Company shall, within ten days of the receipt thereof give written notice of such request to the other Investors and shall, subject to the limitations of this Section 1(a) and Section 1(b), use its reasonable efforts to effect as soon as practicable, following the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Initiating Investors and all other participating Investors request to be registered (which request must be made within 20 days of the mailing of such notice by the Company), all to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered. Notwithstanding the foregoing, the Company may postpone taking action with respect to a Requested Registration for a reasonable period of time after receipt of the original request (not exceeding 90 days) if, in the good faith opinion of the Company’s Board of Directors, effecting the registration would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction (or is prohibited under the terms of any such transaction) or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company; provided that the Company shall not delay such action pursuant to this sentence more than once in any twelve-month period.
     (b) Limitations on Requested Registrations. Notwithstanding anything herein to the contrary, the Company shall not be required to honor a request for a Requested Registration pursuant to clause (i) of Section 1(a) if:
     (i) with respect to a request made by any Ashmore Fund or any of its Affiliates pursuant to this Section 1, the Company has previously effected two Effective Registrations pursuant to this Section 1 for any Ashmore Fund or any of its Affiliates;
     (ii) with respect to a request made by any Investors other than an Ashmore Fund (or any Affiliate thereof) pursuant to this Section 1, the Company has previously effected two Effective Registrations pursuant to this Section 1 for Investors other than an Ashmore Fund (or any Affiliate thereof);
     (iii) such request is received from the Initiating Investors with respect to Registrable Securities that may immediately be sold under Rule 144(k) during any 90 day period;
     (iv) such request is made with respect to shares of Registrable Securities that may be immediately registered pursuant to a request made pursuant to Section 3 below; or
     (v) such request is received by the Company less than twelve months following the effective date of any previous registration statement filed in connection with a Requested Registration or a Piggyback Registration.
     (c) Registration Statement Form. Requested Registrations shall be on such appropriate registration form promulgated by the Commission as shall be selected by the Company, and shall be reasonably acceptable to the Initiating Investors holding a majority of the Registrable Securities the Initiating Investors have requested to be registered and shall permit the disposition of such Registrable Securities in accordance with the intended method or methods specified in its request for such registration.
     (d) Registration Expenses; Withdrawal. All Registration Expenses incurred in connection with any Requested Registration shall be paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun if the Requested Registration is subsequently withdrawn at the request of Investors holding a majority of the Registrable Securities to be included in such registration (in which case the Investors participating in such offering shall bear all such expenses proportionately based on the amount of Registrable Securities each Investor requested to be included in such offering and shall not be deemed to have used one of their registration rights pursuant to this Section 1) for any reason other than a change, circumstance or event materially adversely effecting the Company unless such Investors agree to forfeit their rights to one such registration.
     (e) Priority in Cutback Registrations. If a Requested Registration becomes a Cutback Registration, the Company shall first reduce any securities to be included in such offering that are not Registrable Securities and thereafter include in such registration the maximum number of Registrable Securities which in the opinion of the Managing Underwriter can be sold in such offering, which number shall be allocated among all participating Investors, in proportion (as nearly as practicable) to the amount of Registrable Securities such Investors requested to be included in such offering.
     (f) Preemption of Requested Registration. Notwithstanding anything to the contrary contained herein, at any time within 30 days after receiving a written request for a Requested Registration, the Company may elect to effect an underwritten primary registration in lieu of the Requested Registration if the Company’s Board of Directors believes in good faith that such primary registration would be in the best interests of the Company or if the Managing Underwriter for the Requested Registration advises the Company in writing that in its opinion, in order to sell the Registrable Securities to be sold, the Company should include its own securities. If the Company so elects to effect a primary registration, the Company shall give prompt written notice to Investors of its intention to effect such a registration and shall afford Investors the rights contained in Section 2 with respect to Piggyback Registrations. In the event that the Company so elects to effect a primary registration after receiving a request for a Requested Registration, the requests for a Requested Registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be an Effective Registration, and all Registration Expenses for such withdrawn Requested Registration shall be paid by the Company. Notwithstanding anything to the contrary herein, the Company shall not be entitled to preempt a Requested Registration pursuant to this Section 1(f) more than once in any twelve-month period.
     2. Piggyback Registrations.
     (a) Right to Include Registrable Securities. Notwithstanding any limitation contained in Section 1, if at any time the Company proposes to effect a Piggyback Registration, including in accordance with Section l(f), it will give written notice (a “Notice of Piggyback Registration”) at least 15 days prior to the anticipated filing date, to all Investors of its intention to do so and of Investors’ rights under this Section 2, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of any Investor made within 15 days after receipt of a Notice of Piggyback Registration (which request shall specify the number of Registrable Securities intended to be disposed of by such Investor and the intended method of disposition thereof), the Company shall, subject to the other provisions of this Agreement, include in the registration statement relating to such Piggyback Registration all Registrable Securities which the Company has been so requested to register to permit the disposition of such Registrable Securities in accordance with the intended method of disposition set forth in the Notice of Piggyback Registration. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Investors that elected to participate in such registration (the “Piggyback Investors”) and, thereupon (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice, however, to the rights of the Piggyback Investors to request that such registration be effected as a Requested Registration under Section 1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 2 shall relieve the Company of its obligations to effect a Requested Registration under Section 1.
     (b) Registration Expenses. All Registration Expenses incurred in connection with any Piggyback Registration shall be paid by the Company.
     (c) Priority in Cutback Registrations. If a Piggyback Registration becomes a Cutback Registration, the Company will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises the Company can be sold in such offering:
     (i) if such registration as initially proposed by the Company was solely a primary registration of its securities (x) first, the securities proposed by the Company to be sold for its own account, (y) second, any Registrable Securities requested to be included in such registration by the Investors and (z) third, any other securities of the Company proposed to be included in such registration; and
     (ii) if such registration as initially proposed by the Company was in whole or in part requested by one or more Investors pursuant to Section 1 hereof (x) first, securities proposed to be sold by such Investors and any other Investors electing to participate in such registration pursuant to Section 1(a) above, (y) second, the securities proposed by the Company to be sold for its own account and (z) third, any other securities of the Company proposed to be included in such registration;
and any securities so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.
     3. Shelf Registration.
     (a) If the Company receives from one or more Investors at any time after the Company is eligible to register securities on Form F-3 or Form S-3, as applicable, a request that the Company effect a registration on Form F-3 or Form S-3, as applicable (a “Shelf Registration”), with respect to all or a part of the Registrable Securities owned by such Investors, the Company will (i) within ten days of the receipt thereof give written notice of such request to the other Investors and (ii) as soon as practicable, effect such registration and all such qualifications as are required to facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Investor or Investors joining in such request. Other Investors wishing to include their Registrable Securities in any Shelf Registration to be effected pursuant to this Section 3 must notify the Company of the number of Registrable Securities owned by them that are to be included in such registration within 20 days after receipt of the written notice from the Company referred to above.

     (b) The foregoing notwithstanding, the Company shall not be obligated to effect any such registration or qualification pursuant to this Section 3: (i) if neither Form F-3 nor Form S-3 is available for such offering; (ii) if Investors propose to sell Registrable Securities at an aggregate price to the public (before any underwriters’ discounts or commissions) of less than $25,000,000; (iii) if the Company shall furnish to Investors a certificate signed by an authorized officer of the Company stating that in the good faith judgement of the Board of Directors of the Company, effecting the requested registration would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction (or is prohibited under the terms of any such transaction) or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company; provided that the Company shall not delay such action pursuant to this sentence more than twice in any twelve-month period; (iv) if the Company has, within the twelve month period preceding the date of such request, already effected two registrations for any Investors pursuant to this Section 3; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending 90 days after the effective date of a registration statement subject to Section 2 (or such longer period, not to exceed 180 days from the effective date of such registration statement, as the Company may be required to keep such registration effective pursuant to Section 4(b)).
     (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of one or more Investors, that, if permitted under the Securities Act, shall be a registration statement which is automatically effective upon filing. Registrations effected pursuant to this Section 3 shall not be counted as requests for registration or registrations effected pursuant to Section 1.
     (d) All Registration Expenses incurred in connection with any Registration made pursuant to this Section 3 shall be paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun if the registration request is subsequently withdrawn at the request of Investors holding a majority of the Registrable Securities to be included in such registration (in which case the Investors participating in such offering shall bear all such expenses proportionately based on the amount of Registrable Securities each Investor requested to be included in such offering and shall not be deemed to have used one of their registration rights pursuant to this Section 3) for any reason other than a change, circumstance or event materially adversely effecting the Company unless such Investors agree to forfeit their rights to one such registration.
     (e) If a Shelf Registration becomes a Cutback Registration, the Company shall first reduce any securities to be included in such offering that are not Registrable Securities and thereafter include in such registration the maximum number of Registrable Securities which in the opinion of the Managing Underwriter can be sold in such offering, which number shall be allocated among all participating Investors, in proportion (as nearly as practicable) to the amount of Registrable Securities such Investors requested to be included in such offering.
     4. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Sections 1, 2 or 3, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the foregoing, the Company in each such case will, as expeditiously as possible, use its reasonable best efforts to:

     (a) prepare and file (in case of a Requested Registration, not later than 90 days after the Company’s receipt of the request therefor from Investors or as soon thereafter as possible) with the Commission the requisite registration statement to effect such registration and to cause such registration statement to become effective and, upon the request of Investors holding a majority of the Registrable Securities included in such registration, keep such registration statement effective for up to 180 days, provided that said period shall be extended for a period of time equal to the period the Investors refrain from selling any securities included in such registration at the request of an underwriter of Company Shares; and provided that as far in advance as practical before filing such registration statement or any amendment thereto, the Company will furnish to Investors copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and each Investor shall have the opportunity to object to any information pertaining solely to it that is contained therein and the Company will promptly make the corrections reasonably requested by such Investor with respect to such information prior to filing any such registration statement or amendment;
     (b) prepare and file with the Commission such amendments and supplements to such registration statement and any Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (i) such time as all of such securities have been disposed of in accordance with the Investors’ intended methods of disposition set forth in such registration statement for such period and (ii) 180 days after such registration statement becomes effective;
     (c) promptly notify Investors and the underwriter or underwriters, if any:
     (i) when such registration statement or any Prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;
     (ii) of any written comments from the Commission with respect to any filing referred to in clause (i) and of any written request by the Commission for amendments or supplements to such registration statement or Prospectus;
     (iii) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and
     (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;
and, in the case of clauses (ii), (iii) and (iv), promptly use all reasonable and diligent efforts (A) to respond satisfactorily to any such comments and to file promptly any necessary amendments; (B) prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (C) to obtain the withdrawal of any such suspension of qualification, respectively.
     (d) furnish to each Investor such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the Prospectus contained in such registration statement (including each preliminary Prospectus and any summary Prospectus) and any other Prospectus filed under Rule 424 promulgated under the Securities Act relating to such Investor’s Registrable Securities, and such other documents as each Investor may reasonably request to facilitate the disposition of its Registrable Securities;
     (e) register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Investors shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and promptly take any other action which may be reasonably necessary or advisable to enable Investors to consummate the disposition in such jurisdictions of the Registrable Securities owned by Investors, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction;
     (f) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each Investor to consummate the disposition of such Registrable Securities;
     (g) furnish to each Investor signed counterparts, addressed to such Investor (and the underwriters, if any), of
     (i) an opinion of counsel for the Company, dated as of the effective date of such registration statement (or, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), reasonably satisfactory in form and substance to Investors holding a majority of the Registrable Securities to be included in such registration, and
     (ii) a “comfort” letter, dated as of the effective date of such registration statement reasonably satisfactory in form and substance to Investors holding a majority of the Registrable Securities to be included in such registration (and, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the Prospectus included therein) and, in the case of the accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten Public Offerings of securities and, in the case of the accountants’ letter, such other financial matters, as Investors (or the underwriters, if any) may reasonably request;
     (h) promptly notify each Investor, at any time when a Prospectus relating to its Registrable Securities covered by a registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which any Prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any Investor promptly prepare and furnish to all Investors a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable and in any event within 60 days after the effective date of the registration statement, an earnings statement covering the period of at least twelve months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
     (j) promptly make available for inspection by each Investor, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such Investor or such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each Investor agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;
     (k) promptly provide a transfer agent and registrar for all Registrable Securities covered by such registration statement and a CUSIP number for all Registrable Securities, in each case not later than the effective date of such registration statement;
     (l) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed; and
     (m) in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the Managing Underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.
     The Company may require each Investor, and such Investor, as a condition to including its Registrable Securities in such registration, shall, furnish the Company with such information regarding such Investor and the distribution of such securities as shall be required to effect the registration of such Investor’s Registrable Securities.

     Each Investor agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (h), such Investor will forthwith discontinue its disposition of such Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Investor receives copies of the supplemented or amended Prospectus contemplated by paragraph (h) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Investor’s possession of the Prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period referred to in paragraph (b) shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to paragraph (h) and to and including the date when such Investor shall receive the copies of the supplemented or amended Prospectus contemplated by paragraph (h).
     5. Underwritten Offerings.
     (a) Underwritten Requested and Shelf Offerings. In the case of any underwritten offering being effected pursuant to a Requested Registration or a Shelf Registration, the Managing Underwriter and any other underwriter or underwriters with respect to such offering shall be selected, after consultation with the Company, by (i) the Ashmore Funds and its Affiliates if such Persons are the Initiating Investors and (ii) Investors (other than the Ashmore Funds or its Affiliates) holding a majority of the Registrable Securities to be included in the Requested Registration or a Shelf Registration if such Persons are the Initiating Investors, as the case may be, with the consent of the Board of Directors of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall enter into an underwriting agreement in customary form with such underwriter or underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 7. Each Investor whose Registrable Securities are included in any underwritten offering, as the holder of Registrable Securities to be distributed by such underwriters, shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties and covenants by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, also be made to and for its benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Investor shall be required to make any representations or warranties to or covenants or agreements with the Company or the underwriters other than representations, warranties, covenants or agreements regarding such Investor and its ownership of the securities being registered on its behalf and such Investor’s intended method of distribution and any other representation required by law. No Investor may participate in such underwritten offering unless it agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Investor disapproves of the terms of an underwriting, it may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and the Company shall be entitled to increase the number of securities proposed by the Company to be sold for its own account to the extent permitted by the Managing Underwriter.
     (b) Underwritten Piggyback Offerings. If the Company at any time proposes to register any of its securities in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of Section 2(c), use its best efforts, if requested by any Investor, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such Investor among the securities to be distributed by such underwriters and such Investor shall be obligated to sell its Registrable

Securities in such Piggyback Registration through such underwriters on the same terms and conditions as apply to the other Company securities to be sold by such underwriters in connection with such Piggyback Registration. Each Investor whose Registrable Securities are included in any underwritten offering, as the holder of Registrable Securities to be distributed by such underwriters, shall be party to the underwriting agreement between the Company and such underwriter or underwriters and may, at its option, require that any or all of the representations and warranties and covenants by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for its benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Investor shall be required to make any representations or warranties to or covenants or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Investor and its ownership of the securities being registered on its behalf and such Investor’s intended method of distribution and any other representation required by law. No Investor may participate in such underwritten offering unless it agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Investor disapproves of the terms of an underwriting, it may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and the Company shall be entitled to increase the number of securities proposed by the Company to be sold for its own account to the extent permitted by the Managing Underwriter.
     6. Holdback Agreements.
     (a) By Investors. (i) Subject to Section 6(a)(ii), upon the request of the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company), each Investor agrees not to effect any public sale or distribution (including a sale under Rule 144) of such securities during the 7 days prior to the estimated effective date (provided, that the Managing Underwriter has provided prior notice to the Investors of such estimated effective date), and up to 180 days after, the effective date of any Piggyback Registration filed by the Company in connection with a Public Offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company), in order to complete the sale and distribution of the securities included in such registration), except as part of such registration statement, whether or not such Investor participates in such registration, provided that all directors and executive officers of the Company are similarly restricted. Any waiver or termination of the prohibition set forth in this Section 6(a)(i) by the Managing Underwriter or the Company, as applicable, shall apply to all Persons who are subject hereto or any similar such obligation on a pro rata basis.
          (i) Each Investor agrees not to effect any public sale or distribution (including a sale under Rule 144) of such securities during the 7 days prior to the estimated effective date (provided, that the Managing Underwriter has provided prior notice to the Investors of such estimated effective date) and up to 180 days after the effective date of any registration statement filed by the Company in connection with an initial Public Offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration), except as part of such registration statement, whether or not such Investor participates in such registration; provided that the foregoing shall not prohibit an Investor from participating in any Piggyback Registration pursuant to Section 2. Any waiver or termination of the prohibition set forth in this Section 6(a)(ii) by the Managing Underwriter shall apply to all Persons who are subject hereto or any similar such obligation on a pro rata basis.

     (b) By the Company. Upon the request of the Managing Underwriter, the Company agrees (provided, that the obligation in this Section 6 shall apply with respect to the registration statement filed in connection with the Company’s initial Public Offering by the Company without the need for any such request) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to the estimated effective date (provided, that the Managing Underwriter has provided prior notice to the Company of such estimated effective date) and the 180 days after the effective date of the registration statement filed in connection with such offering made pursuant to a Requested Registration (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration), except as part of such underwritten registration and except pursuant to registrations on Form F-4 or Form S-4, as applicable, promulgated by the Commission or any successor or similar forms thereto or registered offerings of securities to employees pursuant to any employee benefit plan.
     (c) Hedging Arrangements. The restrictions is this Section 6 shall also apply to the entering into of any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of the ownership of the Registrable Securities.
     7. Indemnification.
     (a) Indemnification by the Company. The Company shall, to the full extent permitted by law, indemnify and hold harmless each Investor and any underwriter (as defined in the Securities Act) for such Investor in connection with a Requested Registration, Piggyback Registration or a Shelf Registration, and each of such Investor’s officers, directors, shareholders, members (and each general and limited partner thereof) and each other Person, if any, who controls such Investor or such underwriter within the meaning of the Securities Act (and each of their respective representatives), against any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto), joint or several (together, “Losses”), to which such Investor or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary Prospectus, final Prospectus or summary Prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act or the Exchange Act or any state securities law, and the Company will reimburse such Investor, such underwriter and each such director, officer, shareholder and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Investor specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Investor or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Investor. The Company shall also indemnify each other Person who participates (including as an underwriter)

in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to such Investor.
     (b) Indemnification by Investor. Each Investor, as a condition to including Registrable Securities in such registration statement, shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary Prospectus, final Prospectus or summary Prospectus contained therein, or any amendment or supplement thereto, in each case, concerning the Investor, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through a written instrument to be duly executed by such Investor specifically stating that it is for use in the preparation of such registration statement, preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement or any violation or alleged violation by such Investor of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act or the Exchange Act or any state securities law; provided, however, that such Investor shall not be liable under this Section 7(b) for any amounts in excess of the aggregate amount of net proceeds Investor receives in connection with such offering. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Investor. Each Investor shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Company.
     (c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this Section 7, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 7, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and, unless, in the reasonable judgement of any Indemnified Party, a conflict of interest between such Indemnified Party and any Indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party may participate in such defense at the Indemnified Party’s expense; and provided further that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgement of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgement of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties. No Indemnifying Party shall consent to entry of any judgement or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably delayed or withheld.
     (d) Contribution. If the indemnity and reimbursement obligation provided for in any paragraph of this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that Investor shall not be liable under this Section 7(d) for any amounts in excess of the aggregate amount of net proceeds Investor receives in connection with such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.
     No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to any contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.
     (e) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 7 (with appropriate modifications) shall be given by the Company and each Investor with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Section 7 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

     (f) Indemnification Payments. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.
     8. Covenants Relating to Rule 144. If at any time the Company is required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company will timely file all reports and other documents required to be filed by the Company under the Exchange Act and will, at its expense, forthwith upon the request of any Investor, deliver to each Investor a certificate, signed by the Company’s principal financial officer, stating (a) the Company’s name, address and telephone number (including area code), (b) the Company’s Internal Revenue Service identification number, (c) the Company’s Commission file number, (d) the number of shares of each class of stock issued as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed all the reports and other documents the Company is required to file pursuant to Section 13 or Section 15(d) of the Exchange Act during the twelve month period preceding the date of the certificate and in addition has been subject to such filing requirements for at least 90 days immediately preceding the date of the certificate.
     9. Reports Under Securities Exchange Act 1934. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit an Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3 or Form S-3, as applicable, the Company agrees to use its best efforts to:
     (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the Company’s registration statement for its initial Public Offering;
     (b) take such action, including the voluntary registration of its Company Shares under Section 12 of the Exchange Act, as is necessary to enable the Investors to utilize Form F-3 or Form S-3, as applicable, for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the Company’s registration statement for its initial Public Offering is declared effective;
     (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
     (d) furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the Company’s initial Public Offering registration statement), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3, as applicable, (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

     10. Other Registration Rights.
     (a) No Existing Agreements. The Company represents and warrants to each Investor that there is not in effect on the date hereof any agreement by the Company (other than this Agreement) pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction that would conflict or be inconsistent with any provision of this Agreement.
     (b) Future Agreements. The Company shall not hereafter agree with the holders of any securities issued or to be issued by the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction unless such agreement specifically provides that (i) such holder of such securities may not participate in any Requested Registration except as provided in Section 1; and (ii) the holder of such securities may not participate in any Piggyback Registration except as provided in Section 2. The Company further agrees that it shall not, without Investors’ prior written consent, enter into any agreement with any holder or holders of any securities of the Company of the same class (or convertible into or exchangeable for securities of the same class) as the Registrable Securities which would allow such holder or holders to exercise any rights more favorable than the rights granted to Investors under the terms of this Agreement. The forgoing notwithstanding, the Company may in connection with any issuance of securities of the Company of the same class (or convertible into or exchangeable for securities of the same class) as the Registrable Securities permit the Person or Persons to whom such securities are issued to become party to this Agreement by executing and delivering an instrument, in form and substance satisfactory to the Company, agreeing to become party hereto and be bound by the provisions of this Agreement that apply to the Investors. Upon execution and delivery of any such instrument, each such Person shall be entitled to all the rights and benefits of an “Investor” hereunder (including, without limitation, the right to cause the Company to register such Person’s Registrable Securities in accordance with the terms and conditions of this Agreement). The foregoing notwithstanding, no Person shall be permitted to become a party to this Agreement unless such Person is also a party to the Amended and Restated Shareholders Agreement, dated the date hereof, among the Company and the shareholders of the Company from time to time party thereto.
     11. Mergers. Etc..
     (a) The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, immediately after such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to be references to the securities which the Investors would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 11 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Investors are entitled to receive in exchange for their Registrable Securities consideration consisting solely of cash.
     (b) In the event that the Company has not made an initial Public Offering and a subsidiary of the Company holding all or substantially all of the assets that are owned directly or indirectly by the Company proposes to make an initial Public Offering, then prior to the consummation of such initial Public Offering the Company shall take all necessary action to exchange the Investors’ Registrable Securities for common shares of such subsidiary and shall cause such subsidiary to enter into a registration rights agreement with the Investors that would grant the Investors substantially similar rights with respect to such subsidiary as those provided herein. Upon such exchange, the Investors shall be entitled to receive shares of such subsidiary pro rata in accordance with the number of Company Shares held by the Investors prior to such exchange.
     12. Definitions.
     (a) Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Agreement:
     “AEI” shall have the meaning ascribed to it in the Recitals.
     “Affiliate” means, with respect to a given Person (in this definition, the “Relevant Person”), any Person who (a) directly or indirectly, Controls, or is Controlled by, or is under a common Control with, the Relevant Person or (b) from time to time, is managed by (i) the same investment manager as the Relevant Person is managed by, or (ii) an investment manager that is Controlled by the same Person that Controls the Relevant Person.
     “Agreement” has the meaning ascribed to it in the preamble.
     “Amalgamation” shall have the meaning ascribed to it in the Recitals.
     “Ashmore Fund” means each of Ashmore Global Special Situations Ireland Plc, EMDCD Ltd, Ashmore Global Special Situations Fund Limited, Ashmore Global Special Situations Fund 2 Limited, Fidelity Cayman Investment Company Limited, Asset Holder PCC No. 2 Limited in respect of Ashmore Emerging Economy Portfolio, Ashmore Global Special Situations Fund 3 Limited Partnership and Asset Holder PCC Limited in respect of Ashmore Emerging Markets Liquid Investment Portfolio and any Affiliate thereof.
     “Commission” means the United States Securities and Exchange Commission, or any successor governmental agency or authority.
     “Company” has the meaning ascribed to it in the preamble and shall include the Company’s successors by merger, acquisition, reorganization, conversion or otherwise.
     “Company Shares” means the ordinary shares, par value $0.01 per share in the capital of the Company.
     “Control”, “Controls”, “Controlled”, “Controlling” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or affairs of a Person, whether through beneficial ownership of voting securities, by contract, or otherwise, or as agent, executor, trustee, or otherwise.
     “Cutback Registration” means any Requested Registration or Piggyback Registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises the Company and any Investor participating in such registration in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceed the number which can be sold in such offering or that the number of Registrable Securities proposed to be included in any such Requested Registration or

Piggyback Registration would adversely affect the trading market for the Company’s equity securities or the price per share of equity securities to be sold in such Public Offering.
     “Effective Registration” means, subject to the last sentence of Section 1(f), a Requested Registration which (a) has been declared or ordered effective in accordance with the rules of the Commission and (b) has been kept effective for the period of time contemplated by Section 4(b) (except by reason of some act or omission on the part of any Investor whose Registrable Securities are included therein).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Exchangeable Note” means any of the Zero Coupon Exchangeable Notes Due 2011 issued by Fidelity Cayman Investment Company Limited pursuant to that certain Note Purchase Agreement, dated as of May 15, 2006, by and among Fidelity Cayman Investment Company Limited and the purchasers identified therein, as amended and in effect from time to time.
     “Form F-3” means such form under the Securities Act as in effect on the date of this Agreement or any successor or similar form under the Securities Act.
     “Form S-3” means such form under the Securities Act as in effect on the date of this Agreement or any successor or similar form under the Securities Act.
     “Form F-4” means such form under the Securities Act as in effect on the date of this Agreement or any successor or similar form under the Securities Act.
     “Form S-4” means such form under the Securities Act as in effect on the date of this Agreement or any successor or similar form under the Securities Act.
     “Indemnified Party” means a party entitled to indemnity in accordance with Section 7.
      “Indemnifying Party” means a party obligated to provide indemnity in accordance with Section 7.
     “Initiating Investors” has the meaning ascribed to it in Section 1(a).
     “Inspectors” has the meaning ascribed to it in Section 4(j).
     “Investor(s)’” has the meaning ascribed to it in the preamble.
     “Losses” has the meaning ascribed to it in Section 7(a).
     “Managing Underwriter” means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering, which underwriter or underwriters shall be an internationally recognized investment banking firm or firms with experience in the global energy infrastructure industry.
     “NASD” means the National Association of Securities Dealers.
     “Notice of Piggyback Registration” has the meaning ascribed to it in Section 2(a).
     “Original Registration Rights Agreement” shall have the meaning ascribed to it in the Recitals.

     “Prisma” shall have the meaning ascribed to it in the Recitals.
     “Person” means any natural person, association, corporation, general partnership, limited partnership, limited liability partnership, proprietorship, joint venture, trust or any other entity, organization or Governmental Entity.
     “Piggyback Investors” has the meaning ascribed to it in Section 2(a).
     “Piggyback Registration” means any registration of equity securities of the Company of the same class as the Registrable Securities under the Securities Act (other than a registration in respect of a dividend reinvestment or similar plan for stockholders of the Company, registered offering of securities to employees pursuant to any employee benefit plan or on Form F-4 or Form S-4, as applicable), whether for sale for the account of the Company or for the account of any holder of securities of the Company (other than Registrable Securities), including an initial Public Offering of securities and any registration by the Company under the circumstances described in Section 1(f).
     “Prospectus” means the prospectus included in any registration statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus. “Prospectus” shall also include any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, relating to the Registrable Securities as well as any oral information conveyed by the Company or anyone acting on its behalf at the time of the sale of any Registrable Securities.
     “Public Offering” means an offering of Company Shares, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act and following which Company Shares are listed on a Specified Exchange.
     “Records” has the meaning ascribed to it in Section 4(j).
     “Registrable Securities” means (i) the Company Shares held by the Investors (whether now or hereafter acquired) and (ii) any additional shares issued or distributed by way of a dividend, stock split or other distribution in respect of such Company Shares, or acquired by way of any rights offering or similar offering made in respect of such Company Shares. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 or (iii) they shall have ceased to be issued.
     “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities in a Requested Registration, Piggyback Registration or Shelf Registration, including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, the reasonable fees and disbursements of a single counsel retained by Investors and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each holder thereof.
     “Requested Registration” means any registration of Registrable Securities under the Securities Act requested to be made in accordance with Section 1.
     “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Shelf Registration” has the meaning ascribed to it in Section 3(a).
     “Specified Exchange” means the American Stock Exchange, New York Stock Exchange, Nasdaq, London Stock Exchange, Sao Paulo Stock Exchange or any other stock exchange agreed by all the Investors after the date hereof.
          (b) Unless the context of this Agreement otherwise requires (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this entire Agreement; and (iv) the term “Section” refers to the specified Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.
          (c) Anything in this Agreement to the contrary notwithstanding, if the Company elects to list Company Shares exclusively on a non-US Specified Exchange following its initial Public Offering or the Initiating Investor(s) shall elect to list Company Shares exclusively on a non-US Specified Exchange, to the extent relevant, references in the various provisions of this Agreement to the Securities Act, the Exchange Act or any other US federal or state securities laws shall be deemed to refer to the securities laws of the jurisdiction in which such Specified Exchange is located, references to the Commission shall be deemed to be references to the applicable regulatory authority in the jurisdiction in which such Specified Exchange is located and references to a registration statement shall be deemed to refer to such documents as may be required to be prepared and filed by the Company to effect a listing on such Specified Exchange. The foregoing shall not be construed to limit the right of any holder(s) of Registrable Securities to demand that a Requested Registration be effected under the US securities laws provided that such holders otherwise have the right to demand such Requested Registration.
     13. Miscellaneous.
     (a) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (i) when delivered personally or by prepaid overnight courier, with a record of receipt, (ii) the fourth day after mailing if mailed by certified mail, return receipt requested or (iii) the day of transmission, if sent by facsimile or telecopy during regular business hours or the day after transmission, if sent after regular business hours (with a copy promptly sent by prepaid overnight courier with record of receipt or by certified mail, return receipt requested), to the parties at the following addresses or facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company:
Ashmore Energy International
Clifton House
75 Fort Street
P.O. Box 190GT
George Town, Grand Cayman
Cayman Islands
Facsimile No.: 345-949-4901
Attention: Director
With a copy to:
Prisma Energy International Services LLC
1221 Lamar
Houston, Texas 77010
Facsimile No.: 713-345-5352
Attention: General Counsel
Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
Facsimile No: 212-878-8375
Attn: G. David Brinton
If to any Investor, to the address the address set forth on Appendix A.
     (b) Entire Agreement; Amendments and Waiver. This Agreement (including the schedules and exhibits hereto, if any) represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only with the written consent of the Company and the holders of 80% of the Registrable Securities then outstanding; provided, however, that no modification, amendment or waiver shall be permitted that would adversely affect the rights of any Investor differently than any other Investor without such Investor’s express written consent. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
     (c) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Upon determination that any term or other provision of this Agreement is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.
     (d) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as contemplated in Section 11 of this Agreement, no assignment of this Agreement or of any rights or obligations hereunder may be made by the Company without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. Notwithstanding the foregoing, the rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by any Investor to a transferee of at least 1% of the outstanding Company Shares (or, if an Investor holds less than 1% of the outstanding Company Shares, to a transferee of all Company Shares held by such Investor), provided (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (y) the transferee agrees in writing, in form and substance satisfactory to the Company, to be bound by the provisions of this Agreement that apply to the Investors; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee is restricted under the Securities Act. Notwithstanding the foregoing, the rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned to (i) any Affiliate of an Investor to which such Investor may transfer Registrable Securities or (ii) the holder of an Exchangeable Note upon exchange of such Exchangeable Note for Company Shares in accordance with the terms thereof, in each case, without the consent of any other party hereto, provided that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned and (y)any such transferee agrees in writing in form and substance satisfactory to the Company to be bound by the provisions of this Agreement that apply to the Investors.
     (e) No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their respective successors or permitted assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnify under Section 7.
     (f) Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.
     (g) Specific Performance. The parties hereto hereby agree that, in the event of any breach of any covenant or agreement contained in this Agreement, the non-breaching party or parties shall be entitled to a decree or Order of specific performance or mandamus to enforce the observance and performance of such covenant or agreement.
      (h) Governing Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER

THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
     (j) Several Obligations. The obligations of each of the Investors under this Agreement are several. Failure by an Investor to perform its obligations under this Agreement does not affect the obligations of any other party under this Agreement. No Investor is responsible for the obligations of any other Investor under this Agreement. The rights of each Investor under or in connection with this Agreement are separate and independent rights and any obligation arising under this Agreement to an Investor shall be a separate and independent obligation. An Investor may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.
     (k) Limitation of Liability. The Company and each Investor other than an Ashmore Fund hereby acknowledges that (i) Northern Trust (Guernsey) Limited is executing this Agreement in its capacity as custodian to each of Ashmore Global Special Situations Fund Limited, Ashmore Global Special Situations Fund 2 Limited, Ashmore Global Special Situations Fund 3 Limited Partnership, Asset Holder PCC No. 2 Limited in respect of Ashmore Emerging Economy Portfolio and Asset Holder PCC Limited in respect of Ashmore Emerging Markets Liquid Investment Portfolio and (ii) Northern Trust Company is executing this Agreement in its capacity as custodian to EMDCD Ltd. The Company and each Investor agrees that any representations, warranties and covenants contemplated by this Agreement are made by each Investor severally and that all liabilities contemplated by this Agreement are limited to the extent that such Investor’s assets can meet such liabilities and indemnities.
     (1) Aggregation of Stock. All Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. Neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Investor for purposes of this Agreement.
     (m) Original Registration Rights Agreement Superseded. Each of the parties hereto acknowledges and agrees that this Agreement amends, restates and supersedes the Original Registration Rights Agreement in its entirety and that the Original Registration Rights Agreement is of no further force and effect. From and after the date hereof, this Agreement shall exclusively govern the relations of the parties with respect to the subject matter hereof and no claims may be brought by any party against another under or for breach of any provision of the Original Registration Rights Agreement that has been changed pursuant to the terms of this Agreement

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

ASHMORE ENERGY INTERNATIONAL
By:	/s/ Brent de Jong
	Name:	Brent de Jong
	Title:	Chief Executive Officer
SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

ASHMORE GLOBAL SPECIAL SITUATIONS IRELAND PLC By: Ashmore Investment Management Limited, as agent
By:	/s/ Catherine Campbell
	Name:	Catherine Campbell
	Title:	Head of Risk Management and Control

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

EMDCD LTD
By:	The Northern Trust Company, London Branch
Its: Custodian

By:	/s/ Simon Olley
	Name:	Simon Olley
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

ASHMORE GLOBAL SPECIAL SITUATIONS FUND LIMITED
By:	Northern Trust (Guernsey) Limited
Its: Custodian

By:	/s/ Simon Olley
	Name:	Simon Olley
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 2 LIMITED
By:	Northern Trust (Guernsey) Limited
Its: Custodian

By:	/s/ Simon Olley
	Name:	Simon Olley
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 3 LIMITED PARTNERSHIP
By:	Northern Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Simon Olley
	Name:	Simon Olley
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

FIDELITY CAYMAN INVESTMENT COMPANY LIMITED
By:	/s/ Martin Lang
	Name:	Martin Lang
	Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

ASSET HOLDER PCC LIMITED IN RESPECT OF ASHMORE EMERGING MARKETS LIQUID INVESTMENT PORTFOLIO
By:	Northern Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Simon Olley
	Name:	Simon Olley
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

ASSET HOLDER PCC NO. 2 LIMITED IN RESPECT OF ASHMORE EMERGING ECONOMY PORTFOLIO
By:	Northern Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Simon Olley
	Name:	Simon Olley
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

CVI GVF (LUX) MASTER S. A R. L.
By:	/s/ Jeffery D. Leu
	Name:	Jeffery D. Leu
	Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

SHERBROOKE, LTD.
By:	/s/ Marcy Engel
	Name:	Marcy Engel
	Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

D. E. SHAW COMPOSITE SIDE POCKET SERIES 2, L.L.C.
By:	D. E. Shaw & Co., L.L.C., as manager

By:	/s/ Daniel Posner
Daniel Posner
Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

D. E. SHAW COMPOSITE SIDE POCKET SERIES 4, L.L.C.
By:	D. E. Shaw & Co., L.L.C., as manager

By:	/s/ Daniel Posner
Daniel Posner
Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

GOLDMAN SACHS CREDIT PARTNERS
By:	/s/ Mark Denatale
	Name:	Mark Denatale
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

GOLDEN TREE 2004 TRUST
By:	GoldenTree Asset Management, L.P. acting in its capacity as Investment Advisor for an on behalf of GoldenTree 2004 Trust

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Authorized Signatory
SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

EARLS TEN LIMITED
By:	/s/ Alan Corkish
	Name:	Alan Corkish
	Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT